Exhibit 99.1

Amcor reports third quarter result and updates fiscal 2023 outlook
March 2023 quarter:
GAAP EPS of 11.9 cps; Adjusted EPS of 17.5 cps
Highlights - Nine Months Ended March 31, 2023
•Net sales of $11,021 million, up 4%;
•GAAP Net income of $868 million, up 25%; GAAP diluted earnings per share (EPS) of 58.1 cps, up 27%;
•Adjusted EPS of 54.1 cps, up 4% on a comparable constant currency basis;
•Adjusted EBIT of $1,173 million, up 4% on a comparable constant currency basis;
•Strong cash returns to shareholders: quarterly dividend of 12.25 cents per share and $200 million of share repurchases year-to-date; and
•Fiscal 2023 outlook: Adjusted EPS and Free Cash Flow ranges updated to 72-74 cps and $800-900 million, respectively.

Amcor CEO Ron Delia said: “Through the first nine months of fiscal 2023, Amcor has delivered 4% higher adjusted earnings in comparable constant currency terms and returned approximately $750 million of cash to shareholders.
We were cautious on market dynamics entering the third quarter and continued to take decisive price and cost actions. These efforts helped offset continued softness and increased volatility in the demand environment leading to a modest 2.5% decline in adjusted EBIT for the third quarter.
We are confident in the strength of our underlying business, customer value proposition and execution capabilities. Our expectation that current market conditions will persist in the near-term means we are also laser focused on continued initiatives to recover inflation, drive cost productivity and advance previously announced structural cost reductions. We have adjusted our fiscal 2023 outlook to reflect the challenging operating environment and the actions we are taking give us confidence that earnings growth will build as we progress through fiscal 2024.
We remain focused on executing our strategy for long term value creation, which includes reinvesting in the business for organic growth, pursuing acquisitions and/or regular share repurchases and returning cash to shareholders through a compelling and growing dividend.”

Key Financials			Nine Months Ended March 31,
GAAP results			2022 $ million	2023 $ million
Net sales			10,635	11,021
Net income attributable to Amcor plc			696	868
EPS (diluted US cents)			45.6	58.1

				Comparable constant currency ∆%
	Nine Months Ended March 31,		Reported ∆%
Adjusted non-GAAP results(1)	2022 $ million	2023 $ million
Net sales	10,635	11,021	4	2
EBITDA	1,507	1,478	(2)	4
EBIT	1,196	1,173	(2)	4
Net income	857	808	(6)	1
EPS (diluted US cents)	56.2	54.1	(4)	4
Free Cash Flow	263	14
(1) Adjusted non-GAAP results exclude items which are not considered representative of ongoing operations. Comparable constant currency ∆% excludes the translation impact of movements in foreign exchange rates and items affecting comparability. Further details related to non-GAAP measures and reconciliations to GAAP measures can be found under "Presentation of non-GAAP information” in this release.

Note: All amounts referenced throughout this document are in US dollars unless otherwise indicated and numbers may not add up precisely to the totals provided due to rounding.

Shareholder returns
Amcor generates significant annual cash flow, maintains strong credit metrics, and is committed to an investment grade credit rating. The Company's strong annual cash flow and balance sheet provide substantial capacity to reinvest in the business for organic growth, pursue acquisitions and return cash to shareholders through a compelling and growing dividend as well as regular share repurchases.
During the nine months ended March 31, 2023, the Company returned approximately $745 million to shareholders through cash dividends and share repurchases.
Dividend
The Amcor Board of Directors today declared a quarterly cash dividend of 12.25 cents per share (compared with 12.00 cents per share in the same quarter last year). The dividend will be paid in US dollars to holders of Amcor’s ordinary shares trading on the NYSE. Holders of CDIs trading on the ASX will receive an unfranked dividend of 18.43 Australian cents per share, which reflects the quarterly dividend of 12.25 cents per share converted at an AUD:USD average exchange rate of 0.6646 over the five trading days ended April 28, 2023.
The ex-dividend date will be May 23, 2023, the record date will be May 24, 2023 and the payment date will be June 20, 2023.
Share repurchases
Amcor repurchased approximately 18 million shares during the nine months ended March 31, 2023 for a total cost of approximately $200 million.
As previously announced, the Company expects up to $500 million in cash will be allocated to share repurchases in fiscal 2023.

Financial results - Nine Months Ended March 31, 2023
Segment information

	Nine Months Ended March 31, 2022				Nine Months Ended March 31, 2023
Adjusted non-GAAP results	Net sales $ million	EBIT $ million	EBIT / Sales %	EBIT / Average funds employed %(1)	Net sales $ million	EBIT $ million	EBIT / Sales %	EBIT / Average funds employed %(1)
Flexibles	8,184	1,069	13.1%		8,378	1,043	12.4%
Rigid Packaging	2,451	194	7.9%		2,643	192	7.3%
Other(2)	—	(67)			—	(62)
Total Amcor	10,635	1,196	11.2%	15.8	11,021	1,173	10.6%	16.2
(1) Return on average funds employed includes shareholders' equity and net debt, calculated using a four quarter average and last twelve months adjusted EBIT.
(2) Represents corporate expenses.

Nine months ended March 31, 2023:
Net sales of $11,021 million increased by 4% on a reported basis, which includes an unfavorable impact of 4% related to movements in foreign exchange rates, an unfavorable impact of 1% related to items affecting comparability and price increases of approximately $750 million (representing 7% growth) related to the pass through of higher raw material costs.
Net sales on a comparable constant currency basis were 2% higher than the same period last year reflecting price/mix benefits of approximately 4%. Volumes were approximately 2% lower than last year.
GAAP Net Income was $868 million and includes a $215 million gain on the sale of the business in Russia. Adjusted EBIT of $1,173 million was 4% higher than last year on a comparable constant currency basis. Adjusted EBIT margin of 10.6% includes an adverse impact of approximately 80 basis points related to the increased sales dollars associated with passing through higher raw material costs.

March 2023 quarter:
Net sales of $3,667 million were 1% lower than last year on a reported basis, which includes an unfavorable impact of 2% related to movements in foreign currency exchange rates, an unfavorable impact of 2% related to items affecting comparability and price increases of approximately $80 million (representing 2% growth) related to the pass through of higher raw material costs.
Net sales on a comparable constant currency basis were 1% higher than the same quarter last year reflecting price/mix benefits of approximately 4%. Volumes were approximately 3% lower than in the third quarter last year.
GAAP Net Income was $177 million. Adjusted EBIT of $382 million was 2.5% lower than the same quarter last year on a comparable constant currency basis.

Flexibles segment result	Nine Months Ended March 31,		Reported ∆%	Comparable constant currency ∆%
	2022 $ million	2023 $ million
Net sales	8,184	8,378	2	3
Adjusted EBIT	1,069	1,043	(2)	5
Adjusted EBIT / Sales %	13.1	12.4
Nine months ended March 31, 2023:
On a reported basis, net sales of $8,378 million were 2% higher than the same period last year, and includes an unfavorable impact of 5% related to movements in foreign exchange rates, an unfavorable impact of approximately 1% related to items affecting comparability and price increases of approximately $490 million (representing 6% growth) related to the pass through of higher raw material costs. Net sales on a comparable constant currency basis were 3% higher than the same period last year reflecting price/mix benefits of approximately 5%, partly offset by approximately 2% lower volumes.
In North America, net sales grew in the low single digit range driven by price/mix benefits, partly offset by lower volumes. Volumes were higher in the healthcare, pet care and home and personal care categories, and this was more than offset by lower volumes in categories including condiments, meat and ready meals.
In Europe, net sales grew in the mid single digit range driven by price/mix benefits, partly offset by lower volumes. Volumes were lower in coffee, home and personal care, yogurt, confectionary and medical. This was partly offset by higher volumes in pet care and pharmaceuticals.
Net sales were broadly in line with the prior year across the Asia Pacific region with price/mix benefits offset by lower volumes. Volumes were lower in China where demand was unfavorably impacted by COVID related lockdowns. Sales growth has remained strong in India, Australia and in the pan Asian healthcare and meat end markets. In Latin America, net sales grew at low single digit rates driven by favorable price/mix benefits, partly offset by lower volumes.
Adjusted EBIT of $1,043 million was 5% higher than the same period last year on a comparable constant currency basis, reflecting favorable operating cost performance partly offset by the impact of lower volumes and unfavorable mix trends.
Adjusted EBIT margin of 12.4% includes an adverse impact of approximately 80 basis points related to the increased sales dollars associated with passing through higher raw material costs.
March 2023 quarter:
On a reported basis, net sales of $2,787 million were 2% lower than the same quarter last year, and includes an unfavorable impact of 2% related to movements in foreign exchange rates, an unfavorable impact of 3% related to items affecting comparability and price increases of approximately $35 million (representing 1% growth) related to the pass through of higher raw material costs. Net sales on a comparable constant currency basis were 2% higher than the same quarter last year reflecting price/mix benefits of approximately 5%, partly offset by approximately 3% lower volumes.
In Europe, volumes declined in the mid single digit range and in North America, volumes declined in the low single digit range. In both businesses this reflects sequentially softer consumer demand along with customer destocking.
Adjusted EBIT of $337 million was 1% lower than the same quarter last year on a comparable constant currency basis, reflecting lower volumes and increased volatility, unfavorable mix trends and ongoing cost inflation. These unfavorable impacts were offset by benefits from cost reduction initiatives.

Rigid Packaging segment result	Nine Months Ended March 31,		Reported ∆%	Comparable constant currency ∆%
	2022 $ million	2023 $ million
Net sales	2,451	2,643	8	(2)
Adjusted EBIT	194	192	(1)	—
Adjusted EBIT / Sales %	7.9	7.3
Nine months ended March 31, 2023:
On a reported basis, net sales of $2,643 million were 8% higher than the same period last year, which includes an unfavorable impact of 1% related to movements in foreign exchange rates and price increases of approximately $260 million (representing 11% growth) related to the pass through of higher raw material costs. Net sales on a comparable constant currency basis were 2% lower than the same period last year reflecting approximately 3% lower volumes, partly offset by price/mix benefits of approximately 1%.
In North America, overall beverage volumes were 5% lower than the same period last year. Hot fill beverage container volumes were up 2% as a result of continued growth in key categories, offset by lower combined preform and cold fill container volumes compared to the prior period. The specialty container business delivered volume growth in the healthcare, dairy and nutrition categories. Overall specialty container volumes were in line with last year.
In Latin America, volumes were 2% lower than last year with volume growth in Argentina and Mexico offset by lower volumes primarily in Colombia.
Adjusted EBIT of $192 million was in line with the same period last year on a comparable constant currency basis, reflecting lower volumes and unfavorable mix trends offset by favorable operating cost performance.
Adjusted EBIT margin of 7.3% includes an adverse impact of approximately 80 basis points related to the increased sales dollars associated with passing through higher raw material costs.
March 2023 quarter:
On a reported basis, net sales of $880 million were 1% higher than the same quarter last year, which includes an unfavorable impact of 1% related to movements in foreign exchange rates and price increases of approximately $50 million (representing 5% growth) related to the pass through of higher raw material costs. Net sales on a comparable constant currency basis were 4% lower than the same quarter last year reflecting lower volumes.
In North America, overall beverage volumes in the March 2023 quarter were 6% lower than the same quarter last year as a result of lower consumer demand and customer destocking more than offsetting new business wins. March 2023 quarter hot fill beverage container volumes were 1% higher than last year and outperformed the market. In Latin America, the business continued to be unfavorably impacted by soft demand across the region and volumes declined at mid single digit rates.
Adjusted EBIT of $69 million was 9% lower than the same quarter last year on a comparable constant currency basis reflecting lower volumes and increased volatility, unfavorable mix trends and ongoing cost inflation. These unfavorable impacts were partly offset by benefits from cost reduction initiatives.

Net interest and income tax expense
For the nine months ended March 31, 2023, net interest expense of $189 million was $89 million higher than the same period last year reflecting higher interest rates. GAAP income tax expense was $125 million compared with $196 million in the same period last year. Excluding amounts related to non-GAAP adjustments, adjusted tax expense for the nine months ended March 31, 2023 was $170 million compared with $232 million in the same period last year. Adjusted tax expense represents an effective tax rate of 17.2% which is lower than 21.2% in the same period last year, primarily due to differences in the mix of taxable income and discrete items in both periods.
Adjusted Free Cash Flow
For the nine months ended March 31, 2023, adjusted Free cash flow was $14 million compared with $263 million in the same period last year. Compared with last year, the variance reflects lower accounts payable balances resulting from moderated purchasing activities due to inventory reduction initiatives and lower sales volumes in fiscal 2023. March 2023 quarter adjusted Free cash flow of $76 million compares with $158 million in the same quarter last year.
Net debt was $6,449 million at March 31, 2023. Leverage, measured as net debt divided by adjusted trailing twelve month EBITDA, was 3.1 times.

Fiscal 2023 guidance - updated
For the twelve month period ending June 30, 2023, assuming current foreign exchange rates prevail through the balance of the year, the Company expects:
•Adjusted EPS on a reported basis of 72 to 74 cents per share (previously lower end of 77 to 81 cents per share). Updated adjusted EPS expectations include:
•A comparable constant currency earnings decline of 1-4%. This is comprised of:
◦Earnings from the underlying business in line with last year. This assumes the demand environment in the fourth quarter will remain weak and volatile resulting in a mid single digit decline in overall volumes compared with last year;
◦a benefit of approximately 2% from share repurchases;
◦a negative impact of approximately 4% related to higher combined interest and tax expense.
•Sale of the Company's three plants in Russia on December 23, 2022 resulting in an unfavorable impact of approximately 3%; and
•A stronger US dollar driving an unfavorable currency impact of approximately 4%.
•Adjusted Free Cash Flow of approximately $800 million to $900 million (previously lower end of $1.0 billion to $1.1 billion) which reflects updated working capital and cash earnings expectations.
•Up to $500 million of cash to be allocated towards share repurchases.
Amcor's guidance contemplates a range of factors which create a degree of uncertainty and complexity when estimating future financial results, and is provided in the context of greater than usual volatility in demand. The Company provides guidance on a non-GAAP basis as we are unable to predict with reasonable certainty the ultimate outcome and timing of certain significant forward-looking items without unreasonable effort. Further information can be found under 'Cautionary Statement Regarding Forward-Looking Statements' in this release.

Conference Call
Amcor is hosting a conference call with investors and analysts to discuss these results on May 2, 2023 at 5.30pm US Eastern Daylight Time / May 3, 2023 at 7.30am Australian Eastern Daylight Time. Investors are invited to listen to a live webcast of the conference call at our website, www.amcor.com, in the “Investors” section.
Those wishing to access the call should use the following numbers, with the Conference ID 8080870:
•US & Canada – 888 440 4149 (toll-free), 646 960 0661 (local)
•Australia – 1800 519 630 (toll free), 02 9133 7103 (local)
•United Kingdom – 0800 358 0970 (toll free), 020 3433 3846 (local)
•Singapore – +65 3159 5133 (local number)
•Hong Kong – +852 3002 3410 (local number)
From all other countries, the call can be accessed by dialing +1 646 960 0661 (toll).

A replay of the webcast will also be available in the "Investors" section at www.amcor.com following the call.

About Amcor
Amcor is a global leader in developing and producing responsible packaging solutions for food, beverage, pharmaceutical, medical, home and personal-care, and other products. Amcor works with leading companies around the world to protect their products, differentiate brands, and improve supply chains through a range of flexible and rigid packaging, specialty cartons, closures and services. The Company is focused on making packaging that is increasingly light-weighted, recyclable and reusable, and made using an increasing amount of recycled content. In fiscal 2022, 44,000 Amcor people generated $14.5 billion in annual sales from operations that span 220 locations in 43 countries. NYSE: AMCR; ASX: AMC
www.amcor.com I LinkedIn I Facebook I Twitter I YouTube

Contact Information

Investors
Tracey Whitehead	Damien Bird	Damon Wright
Global Head of Investor Relations	Vice President Investor Relations Asia Pacific	Vice President Investor Relations North America
Amcor	Amcor	Amcor
+61 3 9226 9028 / +1 224 478 5790	+61 3 9226 9070	+1 224 313 7141
tracey.whitehead@amcor.com	damien.bird@amcor.com	damon.wright@amcor.com

Media - Australia	Media - Europe & North America
James Strong	Ernesto Duran
Partner	Head of Global Communications
Citadel-MAGNUS	Amcor
+61 448 881 174	+41 78 698 69 40
jstrong@citadelmagnus.com	ernesto.duran@amcor.com

Amcor plc UK Establishment Address: 83 Tower Road North, Warmley, Bristol, England, BS30 8XP, United Kingdom
UK Overseas Company Number: BR020803
Registered Office: 3rd Floor, 44 Esplanade, St Helier, JE4 9WG, Jersey
Jersey Registered Company Number: 126984, Australian Registered Body Number (ARBN): 630 385 278

Cautionary Statement Regarding Forward-Looking Statements
This document contains certain statements that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified with words like “believe,” “expect,” “target,” “project,” “may,” “could,” “would,” “approximately,” “possible,” “will,” “should,” “intend,” “plan,” “anticipate,” "commit," “estimate,” “potential,” "ambitions," “outlook,” or “continue,” the negative of these words, other terms of similar meaning, or the use of future dates. Such statements are based on the current expectations of the management of Amcor and are qualified by the inherent risks and uncertainties surrounding future expectations generally. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. None of Amcor or any of its respective directors, executive officers, or advisors provide any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur. Risks and uncertainties that could cause actual results to differ from expectations include, but are not limited to: changes in consumer demand patterns and customer requirements; the loss of key customers, a reduction in production requirements of key customers; significant competition in the industries and regions in which Amcor operates; failure by Amcor to expand its business; challenging current and future global economic conditions, including inflation and supply chain disruptions; impact of operating internationally, including negative impacts from the Russia-Ukraine conflict; price fluctuations or shortages in the availability of raw materials, energy, and other inputs; disruptions to production, supply, and commercial risks, which may be exacerbated in times of economic volatility; global health outbreaks, including COVID-19; an inability to attract and retain key personnel; costs and liabilities related to current and future environment, health, and safety laws and regulations; labor disputes; risks related to climate change; failures or disruptions in information technology systems; cybersecurity risks; a significant increase in indebtedness or a downgrade in the credit rating; foreign exchange rate risk; rising interest rates; a significant write-down of goodwill and/or other intangible assets; failure to maintain an effective system of internal control over financial reporting; inability of the Company’s insurance policies to provide adequate protections; challenges to or the loss of intellectual property rights; litigation, including product liability claims; increasing scrutiny and changing expectations with respect to Amcor Environmental, Social and Governance policies resulting in increased costs; changing government regulations in environmental, health, and safety matters; changes in tax laws or changes in our geographic mix of earnings; and other risks and uncertainties identified from time to time in Amcor’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including without limitation, those described under Item 1A. “Risk Factors” of Amcor’s annual report on Form 10-K for the fiscal year ended June 30, 2022 and any subsequent quarterly reports on Form 10-Q. You can obtain copies of Amcor’s filings with the SEC for free at the SEC’s website (www.sec.gov). Forward-looking statements included herein are made only as of the date hereof and Amcor does not undertake any obligation to update any forward-looking statements, or any other information in this communication, as a result of new information, future developments or otherwise, or to correct any inaccuracies or omissions in them which become apparent, except as expressly required by law. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.
Presentation of non-GAAP information
Included in this release are measures of financial performance that are not calculated in accordance with U.S. GAAP. These measures include adjusted EBITDA and EBITDA (calculated as earnings before interest and tax and depreciation and amortization), adjusted EBIT and EBIT (calculated as earnings before interest and tax), adjusted net income, adjusted earnings per share, adjusted free cash flow and net debt. In arriving at these non-GAAP measures, we exclude items that either have a non-recurring impact on the income statement or which, in the judgment of our management, are items that, either as a result of their nature or size, could, were they not singled out, potentially cause investors to extrapolate future performance from an improper base. Note although amortization of acquired intangible assets is excluded from non-GAAP adjusted financial measures, the revenue of the acquired entities and all other expenses unless otherwise stated, are reflected in our non-GAAP financial performance earnings measures. While not all inclusive, examples of these items include:
•    material restructuring programs, including associated costs such as employee severance, pension and related benefits, impairment of property and equipment and other assets, accelerated depreciation, termination payments for contracts and leases, contractual obligations, and any other qualifying costs related to the restructuring plan;
•    material sales and earnings from disposed or ceased operations and any associated profit or loss on sale of businesses or subsidiaries;
•    impairments in goodwill and equity method investments;
•    material acquisition compensation and transaction costs such as due diligence expenses, professional and legal fees, and integration costs;
•    material purchase accounting adjustments for inventory;
•    amortization of acquired intangible assets from business combination;
•    significant property impairments, net of insurance recovery;
•    payments or settlements related to legal claims;
•    impacts from hyperinflation accounting; and
•    impacts related to the Russia-Ukraine conflict.

Amcor also evaluates performance on a comparable constant currency basis, which measures financial results assuming constant foreign currency exchange rates used for translation based on the average rates in effect for the comparable prior year period. In order to compute comparable constant currency results, we multiply or divide, as appropriate, current-year U.S. dollar results by the current year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior-year average foreign exchange rates. We then adjust for other items affecting comparability. While not all inclusive, examples of items affecting comparability include the difference between sales or earnings in the current period and the prior period related to acquired, disposed, or ceased operations. Comparable constant currency net sales performance also excludes the impact from passing through movements in raw material costs.

Management has used and uses these measures internally for planning, forecasting and evaluating the performance of the Company’s reporting segments and certain of the measures are used as a component of Amcor’s Board of Directors’ measurement of Amcor’s performance for incentive compensation purposes. Amcor believes that these non-GAAP measures are useful to enable investors to perform comparisons of current and historical performance of the Company. For each of these non-GAAP financial measures, a reconciliation to the most directly comparable U.S. GAAP financial measure has been provided herein. These non-GAAP financial measures should not be construed as an alternative to results determined in accordance with U.S. GAAP. The Company provides guidance on a non-GAAP basis as we are unable to predict with reasonable certainty the ultimate outcome and timing of certain significant forward-looking items without unreasonable effort. These items include but are not limited to the impact of foreign exchange translation, restructuring program costs, asset impairments, possible gains and losses on the sale of assets, and certain tax related events. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP earnings and cash flow measures for the guidance period.
Dividends
Amcor has received a waiver from the ASX’s settlement operating rules, which will allow the Company to defer processing conversions between its ordinary share and CDI registers from May 23, 2023 to May 24, 2023, inclusive.

U.S. GAAP Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
($ million)	2022	2023	2022	2023
Net sales	3,708	3,667	10,635	11,021
Cost of sales	(2,977)	(2,994)	(8,609)	(9,018)
Gross profit	731	673	2,026	2,003
Selling, general, and administrative expenses	(326)	(317)	(942)	(917)
Research and development expenses	(24)	(27)	(72)	(76)
Restructuring and other related activities, net	(9)	(50)	(27)	162
Other income/(expenses), net	(3)	3	2	11
Operating income	369	282	987	1,183
Interest expense, net	(31)	(71)	(100)	(189)
Other non-operating income, net	5	2	12	5
Income before income taxes	343	213	899	999
Income tax expense	(72)	(34)	(196)	(125)
Net income	271	179	703	874
Net income attributable to non-controlling interests	(2)	(2)	(7)	(6)
Net income attributable to Amcor plc	269	177	696	868
USD:EUR average FX rate	0.8915	0.9318	0.8713	0.9687

Basic earnings per share attributable to Amcor	0.178	0.120	0.457	0.585
Diluted earnings per share attributable to Amcor	0.178	0.119	0.456	0.581
Weighted average number of shares outstanding – Basic	1,503	1,470	1,517	1,473
Weighted average number of shares outstanding - Diluted	1,507	1,476	1,521	1,482

U.S. GAAP Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended March 31,
($ million)	2022	2023
Net income	703	874
Depreciation, amortization and impairment	479	428
Net gain on disposal of businesses	—	(219)
Changes in operating assets and liabilities, excluding effect of acquisitions, divestitures, and currency	(728)	(869)
Other non-cash items	135	115
Net cash provided by operating activities	589	329
Purchase of property, plant and equipment and other intangible assets	(373)	(382)
Proceeds from sales of property, plant and equipment and other intangible assets	7	12
Business acquisitions and Investments in affiliated companies, and other	(11)	(143)
(Payments)/proceeds from divestitures	(1)	365
Net debt proceeds	1,068	464
Dividends paid	(550)	(545)
Share buyback/cancellations	(423)	(200)
Treasury shares purchases, net	(41)	(88)
Other, including effect of exchange rate on cash and cash equivalents	(38)	(98)
Net increase/(decrease) in cash and cash equivalents	227	(286)
Cash and cash equivalents balance at beginning of the year (1)	850	850
Cash and cash equivalents balance at end of the period	1,077	564
(1) Cash and cash equivalents at the beginning of the fiscal year 2023 include $75 million of cash and cash equivalents classified as held for sale.

U.S. GAAP Condensed Consolidated Balance Sheets (Unaudited)

($ million)	June 30, 2022	March 31, 2023
Cash and cash equivalents	775	564
Trade receivables, net	1,935	2,034
Inventories, net	2,439	2,420
Property, plant, and equipment, net	3,646	3,741
Goodwill and other intangible assets, net	6,942	6,886
Assets held for sale, net	192	—
Other assets	1,497	1,633
Total assets	17,426	17,278
Trade payables	3,073	2,528
Short-term debt and current portion of long-term debt	150	209
Long-term debt, less current portion	6,340	6,804
Liabilities held for sale	65	—
Accruals and other liabilities	3,657	3,429
Shareholders' equity	4,141	4,308
Total liabilities and shareholders' equity	17,426	17,278

Components of Fiscal 2023 Net Sales growth

	Three Months Ended March 31, 2023			Nine Months Ended March 31, 2023
($ million)	Flexibles	Rigid Packaging	Total	Flexibles	Rigid Packaging	Total
Net sales fiscal year 2023	2,787	880	3,667	8,378	2,643	11,021
Net sales fiscal year 2022	2,837	871	3,708	8,184	2,451	10,635
Reported Growth %	(2)	1	(1)	2	8	4
FX %	(2)	(1)	(2)	(5)	(1)	(4)
Constant Currency Growth %	—	2	1	7	9	8
RM Pass Through %	1	5	2	6	11	7
Items affecting comparability	(3)	—	(2)	(1)	—	(1)
Comparable Constant Currency Growth %	2	(4)	1	3	(2)	2
Volume %	(3)	(4)	(3)	(2)	(3)	(2)
Price/Mix %	5	1	4	5	1	4

Reconciliation of Non-GAAP Measures
Reconciliation of adjusted Earnings before interest, tax, depreciation, and amortization (EBITDA), Earnings before interest and tax (EBIT), Net income, and Earnings per share (EPS)

	Three Months Ended March 31, 2022				Three Months Ended March 31, 2023
($ million)	EBITDA	EBIT	Net Income	EPS (Diluted US cents)	EBITDA	EBIT	Net Income	EPS (Diluted US cents)
Net income attributable to Amcor	269	269	269	17.8	177	177	177	11.9
Net income attributable to non-controlling interests	2	2			2	2
Tax expense	72	72			34	34
Interest expense, net	31	31			71	71
Depreciation and amortization	144				142
EBITDA, EBIT, Net income and EPS	518	374	269	17.8	426	284	177	11.9
2019 Bemis Integration Plan	9	9	9	0.6	—	—	—	—
Impact of hyperinflation	6	6	6	0.4	6	6	6	0.4
Property and other gains, net	(4)	(4)	(4)	(0.3)	—	—	—	—
Russia-Ukraine conflict impacts	—	—	—	—	48	48	48	3.3
Other	2	2	2	0.1	4	4	4	0.1
Amortization of acquired intangibles		40	40	2.6		40	40	2.7
Tax effect of above items			(13)	(0.8)			(15)	(0.9)
Adjusted EBITDA, EBIT, Net income and EPS	531	427	309	20.4	484	382	260	17.5
Reconciliation of adjusted growth to comparable constant currency growth
% growth - Adjusted EBITDA, EBIT, Net income, and EPS					(9)	(11)	(16)	(14)
% items affecting comparability					6	7	8	8
% currency impact					1	1	1	1
% comparable constant currency growth					(2)	(2.5)	(7)	(5)

	Nine Months Ended March 31, 2022				Nine Months Ended March 31, 2023
($ million)	EBITDA	EBIT	Net Income	EPS (Diluted US cents)(1)	EBITDA	EBIT	Net Income	EPS (Diluted US cents)(1)
Net income attributable to Amcor	696	696	696	45.6	868	868	868	58.1
Net income attributable to non-controlling interests	7	7			6	6
Tax expense	196	196			125	125
Interest expense, net	100	100			189	189
Depreciation and amortization	433				425
EBITDA, EBIT, Net income, and EPS	1,432	999	696	45.6	1,613	1,188	868	58.1
2019 Bemis Integration Plan	26	26	26	1.7	—	—	—	—
Net loss on disposals(2)	9	9	9	0.6	—	—	—	—
Impact of hyperinflation	10	10	10	0.6	19	19	19	1.3
Property and other losses, net(3)	23	23	23	1.5	—	—	—	—
Pension settlements	3	3	3	0.3	—	—	—	—
Russia-Ukraine conflict impacts(4)	—	—	—	—	(156)	(156)	(156)	(10.4)
Other	4	4	4	0.3	2	2	2	—
Amortization of acquired intangibles(5)		122	122	8.0		120	120	8.0
Tax effect of above items			(36)	(2.4)			(45)	(2.9)
Adjusted EBITDA, EBIT, Net income and EPS	1,507	1,196	857	56.2	1,478	1,173	808	54.1
Reconciliation of adjusted growth to comparable constant currency growth
% growth - Adjusted EBITDA, EBIT, Net income, and EPS					(2)	(2)	(6)	(4)
% items affecting comparability(6)					3	3	3	4
% currency impact					3	3	4	4
% comparable constant currency growth					4	4	1	4

(1) Calculation of diluted EPS for the three and nine months ended March 31, 2023 excludes net income attributable to shares to be repurchased under forward contracts of $1 million and $6 million respectively and $1 million and $2 million respectively for the three and nine months ended March 31, 2022.
(2) Net loss on disposals for the nine months ended March 31, 2022 includes an expense of $9 million, triggered by the disposal of non-core assets.
(3) Property and other losses, net includes property and related business losses primarily associated with the destruction of the Company's Durban, South Africa, facility during general civil unrest in July 2021, net of insurance recovery.
(4) Includes the net gain on disposal of the Russian business and incremental restructuring and other costs attributable to group wide initiatives to offset divested earnings from the Russian business.
(5) Amortization of acquired intangible assets from business combination.
(6) Reflects the impact of acquired, disposed and ceased operations.

Reconciliation of adjusted EBIT by reporting segment

	Three Months Ended March 31, 2022				Three Months Ended March 31, 2023
($ million)	Flexibles	Rigid Packaging	Other	Total	Flexibles	Rigid Packaging	Other	Total
Net income attributable to Amcor				269				177
Net income attributable to non-controlling interests				2				2
Tax expense				72				34
Interest expense, net				31				71
EBIT	332	70	(28)	374	248	56	(20)	284
2019 Bemis Integration Plan	9	—	—	9	—	—	—	—
Impact of hyperinflation	—	6	—	6	—	6	—	6
Property and other gains, net	(4)	—	—	(4)	—	—	—	—
Russia-Ukraine conflict impacts	—	—	—	—	42	6	—	48
Other	2	—	—	2	8	—	(4)	4
Amortization of acquired intangibles	39	1	—	40	39	1	—	40
Adjusted EBIT	378	77	(28)	427	337	69	(24)	382
Adjusted EBIT / sales %	13.3%	8.9%		11.5%	12.1%	7.8%		10.4%
Reconciliation of adjusted growth to comparable constant currency growth
% growth - Adjusted EBIT					(11)	(10)		(11)
% items affecting comparability					8	—		7
% currency impact					2	1		1
% comparable constant currency					(1)	(9)		(2.5)

	Nine Months Ended March 31, 2022				Nine Months Ended March 31, 2023
($ million)	Flexibles	Rigid Packaging	Other	Total	Flexibles	Rigid Packaging	Other	Total
Net income attributable to Amcor				696				868
Net income attributable to non-controlling interests				7				6
Tax expense				196				125
Interest expense, net				100				189
EBIT	891	178	(70)	999	1,075	163	(50)	1,188
2019 Bemis Integration Plan	26	—	—	26	—	—	—	—
Net loss on disposals(1)	9	—	—	9	—	—	—	—
Impact of hyperinflation	—	10	—	10	—	19	—	19
Property and other losses, net(2)	23	—	—	23	—	—	—	—
Pension settlements	—	2	1	3	—	—	—	—
Russia-Ukraine conflict impacts(3)	—	—	—	—	(162)	6	—	(156)
Other	2	—	2	4	14	—	(12)	2
Amortization of acquired intangibles(4)	118	4	—	122	116	4	—	120
Adjusted EBIT	1,069	194	(67)	1,196	1,043	192	(62)	1,173
Adjusted EBIT / sales %	13.1%	7.9%		11.2%	12.4%	7.3%		10.6%
Reconciliation of adjusted growth to comparable constant currency growth
% growth - Adjusted EBIT					(2)	(1)		(2)
% items affecting comparability(5)					3	—		3
% currency impact					4	1		3
% comparable constant currency					5	—		4
(1) Net loss on disposals for the nine months ended March 31, 2022 includes an expense of $9 million, triggered by the disposal of non-core assets.
(2) Property and other losses, net includes property and related business losses primarily associated with the destruction of the Company's Durban, South Africa, facility during general civil unrest in July 2021, net of insurance recovery.
(3) Includes the net gain on disposal of the Russian business and incremental restructuring and other costs attributable to group wide initiatives to offset divested earnings from the Russian business.
(4) Amortization of acquired intangible assets from business combination.
(5) Reflects the impact of acquired, disposed and ceased operations.

Reconciliations of Adjusted Free Cash Flow

	Nine Months Ended March 31,
($ million)	2022	2023
Net cash provided by operating activities	589	329
Purchase of property, plant, and equipment, and other intangible assets	(373)	(382)
Proceeds from sales of property, plant, and equipment, and other intangible assets	7	12
Russia-Ukraine conflict impacts, material transaction and integration related costs	40	55
Adjusted Free Cash Flow(1)	263	14
(1) Adjusted Free Cash Flow excludes Russia-Ukraine conflict impacts, material transaction and integration related cash costs because these cash flows are not considered to be directly related to ongoing operations.

	Nine Months Ended March 31,
($ million)	2022	2023
Adjusted EBITDA	1,507	1,478
Interest paid, net	(72)	(169)
Income tax paid	(163)	(130)
Purchase of property, plant, and equipment and other intangible assets	(373)	(382)
Proceeds from sales of property, plant, and equipment and other intangible assets	7	12
Movement in working capital	(647)	(801)
Other	4	6
Adjusted Free Cash Flow(1)	263	14
(1) Adjusted Free Cash Flow excludes Russia-Ukraine conflict impacts, material transaction and integration related cash costs because these cash flows are not considered to be directly related to ongoing operations.

Reconciliation of net debt

($ million)	June 30, 2022	March 31, 2023
Cash and cash equivalents	(775)	(564)
Short-term debt	136	196
Current portion of long-term debt	14	13
Long-term debt, less current portion	6,340	6,804
Net debt	5,715	6,449